EXHIBIT 21

COLGATE-PALMOLIVE COMPANY

SUBSIDIARIES OF THE REGISTRANT

Name of Company	State in which Incorporated or Country in which Organized
Colgate (Guangzhou) Co. Ltd	China
Colgate Flavors and Fragrances, Inc.	Delaware
Colgate Oral Pharmaceuticals, Inc	Delaware
Colgate Palmolive (Middle East Exports) Ltd	BVI
Colgate Palmolive Europe Sarl	Switzerland
Colgate Palmolive Industrial Unipessoal, Lda.	Portugal
Colgate Palmolive Peru S.A.	Peru
Colgate Sanxiao Company Limited	China
Colgate-Palmolive S.p.A.	Italy
Colgate-Palmolive (America) Inc. Moscow Representative Office	Russia
Colgate-Palmolive (America), Inc.	Delaware
Colgate-Palmolive (Asia) Pte. Ltd.	Singapore
Colgate-Palmolive (Caribbean) Inc.	Delaware
Colgate-Palmolive (Central America), Inc.	Delaware
Colgate-Palmolive (Centro America) S.A.	Guatemala
Colgate-Palmolive (Dominican Republic), Inc.	Delaware
Colgate-Palmolive (Eastern) Pte. Ltd.	Singapore
Colgate-Palmolive (Guangzhou) Co., Ltd.	China
Colgate-Palmolive (H.K.) Ltd.	Hong Kong
Colgate-Palmolive (Hellas) S.A.I.C.	Greece
Colgate-Palmolive (Hungary) Manufacturing KFT	Hungary
Colgate-Palmolive (India) Limited	India
Colgate-Palmolive (Malaysia) Sdn Bhd	Malaysia
Colgate-Palmolive (Marketing) Sdn Bhd	Malaysia
Colgate-Palmolive (Poland) Sp. zo.o.	Poland
Colgate-Palmolive (Pty) Limited	South Africa
Colgate-Palmolive (Thailand) Ltd.	Thailand
Colgate-Palmolive A/S	Denmark
Colgate-Palmolive AB	Sweden
Colgate-Palmolive Argentina S.A.	Argentina
Colgate-Palmolive Belgium S.A./N.V.	Belgium
Colgate-Palmolive Beteiligungsgesellschaft mbH	Germany
Colgate-Palmolive Canada, Inc.	Canada
Colgate-Palmolive Ceska Republika, s.r.o.	Czech Republic
Colgate-Palmolive Chile S.A.	Chile
Colgate-Palmolive Cia.	Delaware
Colgate-Palmolive Compania Anonima	Venezuela
Colgate-Palmolive Company, Distr.	Puerto Rico
Colgate-Palmolive de Puerto Rico, Inc.	Delaware
Colgate-Palmolive del Ecuador S.A.I.C.	Ecuador
Colgate-Palmolive Deutschland Holding GmbH	Germany
Colgate-Palmolive España, S.A./N.V.	Spain
Colgate-Palmolive G.m.b.H.	Germany
Colgate-Palmolive Holding Inc.	Delaware
Colgate-Palmolive Holding S. Com. p.a.	Spain

EXHIBIT 21

Name of Company	State in which Incorporated or Country in which Organized
Colgate-Palmolive Holdings (UK) Limited	United Kingdom
Colgate-Palmolive Inc. S.A.	Uruguay
Colgate-Palmolive Industria e Comercio Ltda.	Brazil
Colgate-Palmolive International LLC	Delaware
Colgate-Palmolive Investments, Inc.	Delaware
Colgate-Palmolive Ltd.	New Zealand
Colgate-Palmolive Manufacturing (Poland) Sp. zo.o	Poland
Colgate-Palmolive Moroc S.A.	Morocco
Colgate-Palmolive Nederland BV	Netherlands
Colgate-Palmolive Norge A/S	Norway
Colgate-Palmolive Operations (Ireland) Limited	Ireland
Colgate-Palmolive Philippines, Inc.	Philippines
Colgate-Palmolive Pty Limited	Australia
Colgate-Palmolive Senegal N.S.O.A.	Senegal
Colgate-Palmolive Services (Belgium) SA/NV	Belgium
Colgate-Palmolive Services, S.A.	France
Colgate-Palmolive Temizlik Urunleri Sanayi ve Ticaret, A.S.	Turkey
Colgate-Palmolive Vietnam	Vietnam
Colgate-Palmolive, S.A. de C.V.	Mexico
Cotelle S.A.	France
CPIF Venture, Inc.	Delaware
GABA Holding A.G.	Switzerland
GABA Holdings Delaware, LLC	Delaware
Hawley & Hazel Chemical (Taiwan) Corporation Ltd.	Taiwan
Hawley & Hazel Chemical Company (HK) Limited	Hong Kong
Hawley & Hazel Chemical Company (Zhongshou) Limited	China
Hill’s Pet Nutrition Asia-Pacific, Pte., Ltd.	Singapore
Hill’s Pet Nutrition Indiana, Inc.	Delaware
Hill’s Pet Nutrition Limited	United Kingdom
Hill’s Pet Nutrition Manufacturing, B.V.	Netherlands
Hill’s Pet Nutrition Manufacturing s.r.o.	Czech Republic
Hill’s Pet Nutrition Sales, Inc.	Delaware
Hill’s Pet Nutrition SNC	France
Hill’s Pet Nutrition, Inc.	Delaware
Hill’s Pet Products, Inc.	Delaware
Hill’s-Colgate (Japan) Ltd.	Japan
IES Enterprises, Inc.	Massachusetts
Inmobiliara Hills, S.A. de C.V.	Mexico
Kolynos Corporation	Delaware
Mission Hills, S.A. de C.V.	Mexico
Norwood International Incorporated	Delaware
Tom’s of Maine, Inc.	Maine

There are a number of additional subsidiaries in the United States and foreign countries that, considered in the aggregate, do not constitute a significant subsidiary.